UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

TAX-FREE FIXED INCOME FUND IV FOR PUERTO RICO RESIDENTS, INC.

(Name of Registrant as Specified In Its Charter)

Ocean Capital LLC
William Heath Hawk

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On March 11, 2024, Ocean Capital LLC (“Ocean Capital”) began running an advertisement in a publication, El Nuevo Día, which is attached as Exhibit 1. On the same day, Ocean Capital began running an advertisement in another publication, El Vocero, which is attached as Exhibit 2.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

To the Shareholders of Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc. (the “Fund”) (with respect to its 2024 annual meeting of shareholders):

Ocean Capital and William Heath Hawk (collectively, the “Participants”) intend to file with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying form of BLUE proxy card to be used in connection with the solicitation of proxies from the stockholders of the Fund with respect to its 2024 annual meeting of stockholders. All stockholders of the Fund are advised to read the definitive proxy statement, any amendments or supplements thereto and other documents related to the solicitation of proxies by the Participants when they become available, as they will contain important information, including additional information relating to the Participants and their direct or indirect interests, by security holdings or otherwise. The definitive proxy statement and accompanying BLUE proxy card will be furnished to some or all of the Fund’s shareholders and will be, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov.

In accordance with Rule 14a-12(a)(1)(i) under the Exchange Act, the Participants in the proxy solicitation are Ocean Capital and Mr. Hawk. As of the date hereof, Ocean Capital beneficially owns 1,477,576 shares of common stock, $0.01 par value per share of the Fund (“Common Stock”). As of the date hereof, Mr. Hawk beneficially owns 1,481,043 shares of Common Stock.

Exhibit 1

Exhibit 2

¿Es usted un inversionista de los fondos cerrados de UBS Puerto Rico?

Para nosotros está claro que estos directores se niegan a escucharte, a pesar de haber ocupado puestos directivos durante años ¡sin obtener bajo rendimiento!

X Carlos V. Ubiñas

X José J. Villamil

X Carlos Nido

X Enrique Vila del Corral

X Luis M. Pellot

X Gabriel Pagán Pedrero

X Clotilde Pérez

X Vicente León

X Jorge I. Vallejo

Los fondos TFF I, PRITF I y PRITF VI se están negociando con descuentos sobre el NAV del **-55.0%**, **-65.8%** y **-62.2%**, respectivamente.[1] Y aun así **estimamos que han desperdiciado más de $5 millones** para impugnar los votos de los accionistas emitidos para confirmar la elección de nuevos directores.[2]

¿Por qué siguen ahí?

A pesar de perder la reelección, los candidatos a directores de los Fondos se han negado a renunciar a sus puestos en la junta directiva y, colectivamente, se han excedido en sus mandatos **por más de 4,500 días**.[3]

¿Qué puedes hacer?

Hacemos un llamado a nuestros compañeros accionistas para que se comuniquen con sus representantes gubernamentales y exijan AHORA una transición inmediata y ordenada a los directores de Ocean Capital debidamente elegidos.

Creemos que el pueblo de Puerto Rico ya ha soportado suficiente.
Es hora de detener las pérdidas y hacer que estas personas rindan cuentas.

www.ImproveUBSPRFunds.com

[1]Desempeño del TFF I, PRITF I y PRITF VI al 6 de marzo de 2024.
[2]Esta declaración se basa en los gastos totales estimados de los costos relacionados con las solicitudes de proxys según reportados por cada Fondo para cada reunión anual declarada ante la SEC desde julio de 2021 y en la información sobre el rendimiento de cada Fondo según consta en los informes certificados anuales y semestrales de los accionistas presentados ante la SEC desde julio de 2021.[3]Calculado sumando el producto del número de días transcurridos desde cada reunión por el número de nominados para elección en dicha reunión.